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                                                                     EXHIBIT 4.1


                                     BYLAWS

                                       OF

                             RBC CENTURA BANKS, INC.




                                  1.   OFFICES

     1.   Registered Office. The registered office shall be located in Raleigh,
          -----------------
North Carolina.

     2.   Other Offices. The corporation may also have offices at such other
          -------------
places both within and without the State of North Carolina as the board of directors may from time to time determine or the business of the corporation may require.

                      2.   ANNUAL MEETINGS OF SHAREHOLDERS

     1.   Place of Meetings. All annual meetings of shareholders for the
          -----------------
election of directors shall be held within or without the State of North Carolina at such date, time and place as may be designated by the board of directors.

     2.   Annual Meetings. At annual meetings of shareholders, shareholders
          ---------------
shall elect, pursuant to law, a board of directors, and transact such other business as may properly be brought before the meeting.

     3.   Notice of Meetings. Written or printed notice of the annual meeting
          ------------------
stating the date, time, and place of the meeting, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     4.   Organization. Annual meetings of shareholders shall be presided over
          ------------
by the chairman of the board, if any, or in the absence of the chairman of the board by the vice chairman of the board, if any, or in the absence of the vice chairman of the board by the president, or in the absence of the president by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                     3.   SPECIAL MEETINGS OF SHAREHOLDERS

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     1.   Place of Meetings. Special meetings of shareholders for any purpose
          -----------------
other than the election of directors may be held at such time and place within or without the State of North Carolina as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.   Special Meetings. Special meetings of the shareholders, for any
          ----------------
purpose or purposes, may be called by the president, the board of directors, or upon written demand of at least ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered.

     3.   Notice of Meetings. Written or printed notice of a special meeting
          ------------------
stating the date, time, and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     4.   Business. The business transacted at any special meeting of
          --------
shareholders shall be limited to the purposes stated in the notice.

     5.   Organization. Special meetings of shareholders shall be presided over
          ------------
by the chairman of the board, if any, or in the absence of the chairman of the board by the vice chairman of the board, if any, or in the absence of the vice chairman of the board by the president, or in the absence of the president by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                        4.   QUORUM AND VOTING OF STOCK

     Section 1. Adjournments. Any meeting of shareholders, annual or special,
                ------------
may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 2. Quorum. Except as hereinafter provided with respect to separate
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voting groups, holders of a majority of the outstanding shares entitled to vote on a matter, present in person or represented by proxy, constitutes a quorum for action on that matter, except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power, by majority vote of the shares present in person or represented by proxy, to adjourn the meeting from time to time, without notice other than

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announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Shares entitled to vote as a separate voting group upon a particular matter may take action on that matter at a meeting only if a quorum of the voting group is represented in person or by proxy, except that, in the absence of a quorum at the opening of any meeting of shareholders, the meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn.

     Section 3. Voting. If a quorum is present, action on a matter, except for
                ------
the election of directors, is approved upon the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. If shareholders are entitled to vote as a separate voting group, action on a matter is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless the articles of incorporation provide otherwise. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the corporation to vote its own shares held in a fiduciary capacity.

     Section 4. Action Without a Meeting. Any action required or permitted to be
                ------------------------
taken at a meeting of the shareholders may be taken without a meeting, if one or more written consents setting forth the action so taken shall be signed, either manually or in facsimile, by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                 5.   DIRECTORS

     1.   Number; Election; Term. The number of directors shall be between one
          ----------------------
to fifteen, determined from time to time by the board of directors. Directors need not be residents of the State of North Carolina nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his or her successor shall have been elected and qualified or until such director's earlier resignation or removal. The first board of directors shall hold office until the first meeting of shareholders. Any director may resign at any time upon written notice to the board of directors or to the president or the secretary of the corporation. Such and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or the entire board of directors may be removed, with or without cause, at a meeting of shareholders or by written consent at any time, by the holders of a majority of the shares then entitled to vote at an election of directors.

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     2.   Vacancies. Any vacancy occurring in the board of directors, including
          ---------
a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or if the directors remaining in office constitute fewer than a quorum of the board, the vacancy may be filled by the affirmative vote of a majority of the directors remaining in office.

     3.   Powers. The business affairs of the corporation shall be managed by
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its board of directors, which may exercise all such powers of the corporation and do all lawful acts.

     4.   Books. The directors may keep the books of the corporation, except
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such as are required by law to be kept within the state, outside of the State of
North Carolina, at such place or places as they may from time to time determine.

     5.   Compensation. The board of directors, by the affirmative vote of a
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majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

                    6.   MEETINGS OF THE BOARD OF DIRECTORS

     1.   Place of Meetings. Meetings of the board of directors, regular or
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special, may be held either within or without the State of North Carolina, as determined from time to time by the board of directors. Unless otherwise restricted by the articles of incorporation or these bylaws, members of the board of directors, or any committee designated by the board, may participate in a meeting of the board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

     2.   Regular Meetings. Regular meetings of the board of directors may be
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held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

     3.   Special Meetings. Special meetings of the board of directors may be
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called on reasonable notice to each director, either personally or by mail, facsimile or electronic mail.

     4.   Quorum; Vote Required. One-half of the directors shall constitute a
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quorum for the transaction of business, unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present at the meeting may adjourn the meeting from time to time until a quorum shall be present.

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     5.   Action Without a Meeting. Any action required or permitted to be taken
          ------------------------
at a meeting of the directors or any committee thereof may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed, either manually or in facsimile, by all of the directors entitled to vote with respect to the subject matter thereof.

     6.   Organization. Meetings of the board of directors shall be presided
          ------------
over by the chairman of the board, if any, or in the absence of the chairman of the board by the vice chairman of the board, if any, or in the absence of the vice chairman of the board by the president, or in their absence by a chairman chosen at the meeting. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

                                7.   COMMITTEES

     1.   Committees. The board of directors, by resolution adopted by a
          ----------
majority of the number of directors fixed by the bylaws or otherwise, may designate two or more directors to constitute one or more committees, which committee or committees, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law, the articles of incorporation or these bylaws. Vacancies in the membership of any committee shall be filled by the board of directors at a regular or special meeting of the board of directors. Any committee shall keep regular minutes of its proceedings and report the same to the board when required.

     2.   Limitations on Powers of Committees. No such committee shall have the
          -----------------------------------
power or authority in reference to the following matters: (i) authorizing Distributions, (ii) approving or proposing to shareholders action that the law requires be approved by shareholders, (iii) filling vacancies on the board of directors or on any of its committee, (iv) amending the articles of incorporation, (v) adopting, amending or repealing bylaws, (vi) approving a plan of merger not requiring shareholder approval, (vii) authorizing or approving reaquisition of shares, except according to a formula or method prescribed by the board of directors, (viii) authorizing or approving the issuance or sale or contract for sale of shares, or determining the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors, or (ix) removing or indemnifying directors. For the purposes of these bylaws, the term "Distribution" shall mean any direct or indirect transfer of money or other property (except the corporation's own shares) or incurrence of indebtedness by the corporation to or for the benefit of its shareholders in respect of any of its shares, which Distribution may be in the form of a declaration or payment of a dividend, a purchase, redemption, or other acquisition of shares, a distribution of indebtedness, or otherwise.

                                  8.   NOTICES

     1.   Method of Notice. Whenever notice is required to be given to any
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director or shareholder under the provisions of any statute, the articles of incorporation or these bylaws, it

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shall be construed to mean written notice, which may be by mail, addressed to such director or shareholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time it is deposited in the United States mail or as otherwise provided by law. Notice to directors may also be given by facsimile or by electronic mail.

     2.   Waiver. Whenever notice is required to be given under the provisions
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of any statute, the articles of incorporation or these bylaws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the articles of incorporation or these bylaws.

                                 9.   OFFICERS

     Section 1. Election of Officers. As soon as practicable after the annual
                --------------------
meeting of shareholders in each year, the board of directors shall elect a president and a secretary, and it may, if it so determines, elect from among its members a chairman of the board and a vice chairman of the board. The board may also elect one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, a treasurer and one or more assistant treasurers and such other officers as the board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the articles of incorporation or these bylaws otherwise provide.

     Section 2. Term of Office; Resignation; Removal; Vacancies. Unless
                -----------------------------------------------
otherwise provided in the resolution of the board of directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the board or to the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled by the board at any regular or special meeting.

     Section 3. Salaries. The salaries of all officers and agents of the
                --------
corporation shall be fixed by the board of directors.

     Section 4. Powers and Duties. The officers of the corporation shall have
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such powers and duties in the management of the corporation as shall be stated
in these bylaws or in a

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resolution of the board of directors which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the board. The board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

     Section 5. Chairman of the Board. The chairman of the board shall, if one
                ---------------------
be elected and present, preside at all meetings of the shareholders and directors and shall have such other powers and duties as may from time to time be assigned to him or her by the board. The chairman of the board may, with the secretary or the treasurer or an assistant secretary or an assistant treasurer, sign certificates for shares of the capital stock of the corporation.

     Section 6. President. The president shall be the chief executive officer of
                ---------
the corporation and shall have general supervision over the business of the corporation subject, however, to the control of the board and of any duly authorized committee of directors. The president shall, if present and in the absence or nonelection of the chairman of the board, preside at all meetings of the shareholders and at all meetings of the board. He or she may, with the secretary or the treasurer or an assistant secretary or an assistant treasurer, sign certificates for shares of capital stock of the corporation. He or she may, with any other officer of the corporation, sign and execute in the name of the corporation deeds, mortgages, bonds, contracts, and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the board or by these bylaws to some other officer or agent of the corporation, or shall be required by law otherwise to be signed or executed; and in general, he or she shall perform all duties incident to the office of president and such other duties as from time to time may be assigned to him or her by the board.

     Section 7. Vice President(s). At the request of the president or in his or
                -----------------
her absence, at the request of the board of directors, the vice president(s), if such officers are elected or appointed by the board, shall (in such order as may be designated by the board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the president and so acting shall have all the powers of and be subject to all restrictions upon the president. Any vice president may also, with the secretary, or the treasurer, or an assistant secretary or an assistant treasurer, sign certificates for shares of capital stock of the corporation; may, with any other officer of the corporation, sign and execute in the name of the corporation deeds, mortgages, bonds, contracts or other instruments authorized by the board, except in cases where signing and execution thereof shall be expressly delegated by the board or by the bylaws to some other officer or agent of the corporation, or shall be required by law otherwise to be signed or executed; and shall perform such other duties as from time to time may be assigned to him or her by the board or by the president.

     Section 8. Secretary. The secretary, if present, shall act as secretary of
                ---------
all meetings of the shareholders and of the board of directors, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the corporation are duly given and served; may, with the president or a vice president, sign certificates for shares of capital stock of the corporation, shall be custodian of the seal of the corporation and may seal with the seal of the corporation or facsimile thereof, all certificates for shares of capital

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stock of the corporation and all documents, the execution of which on behalf of the corporation under its corporate seal is authorized in accordance with the provisions of these bylaws, shall have charge of the stock ledger and also of the other books, records and papers of the corporation relating to its organization and management as a corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general, perform all the duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the board or by the president.

     Section 9. Treasurer. The treasurer shall have charge and custody of, and
                ---------
be responsible for, all funds, securities and notes of the corporation; receive and give receipts for moneys due and payable to the corporation from any sources whatsoever; deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these bylaws against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the corporation signed in such manner as shall be determined in accordance with any provisions of bylaws, and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books to be kept by or under direction of the treasurer full and adequate account of all moneys received or paid by the treasurer for the account of the corporation; have the right to require, from time to time, reports or statements giving such information as the treasurer may desire with respect to any and all financial transactions of the corporation from the officers and agents transacting the same; render to the president or the board, whenever the president or the board of directors, respectively, shall require, an account of the financial condition of the corporation and of all transactions made by the treasurer; exhibit at all reasonable times the books of account and other records of the corporation to any of the directors upon application at the office of the corporation where such books and records are kept; and in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the board or by the president; and may sign with the president or a vice president certificates for shares of capital stock of the corporation.

     Section 10. Assistant Secretaries and Assistant Treasurers. Assistant
                 ----------------------------------------------
secretaries and assistant treasurers shall perform such duties as shall be assigned to them by the secretary or by the treasurer, respectively, or by the board of directors or by the president. Assistant secretaries and assistant treasurers may, with the president or a vice president, sign certificates for shares of capital stock of the corporation.

                         10.   CERTIFICATES FOR SHARES

     1.   Certificates. The shares of the corporation shall be represented by
          ------------
certificates signed by the chairman or vice chairman of the board of directors, if any, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

     2.   Classes of Shares. When the corporation is authorized to issue
          -----------------
different classes of shares or different series within a class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights, applicable to each class, and the variations in the relative rights,

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preferences, and limitations determined for each series and the authority of the board of directors to determine variations for future series.

     3.   Lost, Stolen or Destroyed Certificates. The board of directors may
          --------------------------------------
direct a new certificate to be issued in place of any certificate theretofore issued by the corporation, which is alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

     4.   Transfers of Shares. Upon surrender, to the corporation or the
          -------------------
transfer agent of the corporation, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be canceled and the transaction recorded upon the books of the corporation.

     5.   Closing of Transfer Books. For the purpose of determining shareholders
          -------------------------
entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a record date, in advance, that may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

     6.   Registered Shareholders. The corporation shall be entitled to
          -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote with respect to the shares shown to be owned, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the law.

     7.   Shareholder Lists. A list of shareholders as of the record date,
          -----------------
certified by the corporate officer responsible for its preparation or the transfer agent, shall be open for inspection at any meeting of shareholders.

                            11.   GENERAL PROVISIONS

     1.   Dividends. Subject to law and any applicable provisions of the
          ---------
articles of incorporation, dividends may be declared by the board of directors at any regular or special meeting, and may be paid in cash, in property or in shares of the corporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper, as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the

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interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 2. Execution of Contracts. The board of directors may authorize any
                ----------------------
officer, employee or agent, in the name and on behalf of the corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

     Section 3. Loans. As authorized by these bylaws or by the board of
                -----
directors, the president or any other officer, employee or agent may effect loans and advances at any time for the corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the corporation, and when authorized so to do may pledge and hypothecate or transfer any securities or other property of the corporation as security for any such loans or advances. Such authority conferred by the board may be general or confined to specific instances or otherwise limited.

     Section 4. Checks, Drafts, Etc. All checks, drafts and other orders for the
                -------------------
payment of money out of the funds of the corporation and all notes or other evidences of indebtedness of the corporation shall be signed on behalf of the corporation in such manner as shall from time to time be determined by resolution of the board of directors.

     Section 5. Deposits. The funds of the corporation not otherwise employed
                --------
shall be deposited from time to time to the order of the corporation in such banks, trust companies or other depositories as the board of directors may select or as may be selected by an officer, employee or agent of the corporation to whom such power may from time to time be delegated by the board.

     Section 6. Fiscal Year. The fiscal year of the corporation shall be fixed
                -----------
by resolution of the board of directors.

     Section 7. Seal. The corporate seal shall have inscribed thereon the name
                ----
of the corporation, the year of its organization and the words "Corporate Seal, North Carolina". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     Section 8. Indemnification.
                ---------------

     (a) Any person who at any time serves or has served as a director or officer of the corporation, or at the request of the corporation is or was serving as an officer, director, agent, partner, trustee, administrator, member, manager or employee for any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise, shall be indemnified by the corporation to the fullest extent from time to time permitted by law in the event he is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the corporation, seeking to hold him

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liable by reason of the fact that he is or was acting in such capacity. In addition, the board may provide such indemnification for the employees and agents of the corporation as it deems appropriate.

     (b) The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (i) reasonable expenses, including without limitation all attorney's fees actually and necessarily incurred by him in connection with any such action, suit or proceeding; (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein.

     (c) Expenses incurred by anyone entitled to receive indemnification under this section in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provisions in the bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

     (d) The board of directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him.

     (e) Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this bylaw.

     (f) The rights granted herein shall not be limited by any provisions contained in any statute, unless such limitations are required by law.

     Section 9. Amendments. These bylaws may be amended or repealed, and new
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bylaws adopted, by the affirmative vote of a majority of the holders of shares entitled to vote on the election of directors. These bylaws may also be altered, amended, supplemented or repealed by the board of directors, provided that the vote of a majority of the entire board shall be required to change the number of authorized directors. Any bylaws adopted, altered, amended, supplemented or repealed by the board may be altered, amended, supplemented or repealed by the shareholders entitled to vote thereon.

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

     Section 10. Severability. Should any provision of these bylaws become
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ineffective or be declared to be invalid for any reason, such provision shall be severable from the remainder of these bylaws and all other provisions of these bylaws shall continue to be in full force and effect.

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